Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-210467) on Form S-3 and (Nos. 333-224001, 333-225974, 333-225973, 333-12921, 333-14957, 333-34899, 333-111139, 333-111142, 333-124266, 333-139983, 333-162568, 333-166279, 333-172822, 333-173417, 333-193057, 333-176737, 333-186467, and 333-228456) on Form S-8 of NCI Building Systems, Inc. of our report dated March 5, 2018, with respect to the consolidated balance sheets of Ply Gem Holdings, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), which report is included in and is incorporated by reference in the Current Report on Form 8-K of NCI Building Systems, Inc. filed with the Securities and Exchange Commission on November 20, 2018, as amended by this Amendment No. 1 on Form 8-K/A.

/s/ KPMG LLP

Raleigh, North Carolina

December 19, 2018